Exhibit 99.1

Eastside Distilling Reports Third Quarter 2023 Financial Results

Company to Host Conference Call at 5:00 pm ET Today

PORTLAND, Oregon, November 14, 2023 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisanal products around premium spirits, digital can printing, co-packing and mobile filling, reported third quarter 2023 financial results for the period ended September 30, 2023.

Third Quarter 2023 Highlights:

●	Company completed a debt to equity conversion lowering debt by $6.5 million
●	Company increased shareholders’ equity by $4.2 million to $2.7 million
●	Craft C+P realized a 377% increase in gross profit from the prior-year third quarter
●	Craft C+P printed over 4.5 million cans in the quarter
●	Spirits made incremental progress cutting operating losses from the prior-year third quarter

“The Company made progress improving operations across both of its businesses,” said Geoffrey Gwin, Eastside’s CEO. “With recent sequential increases in digital can sales, Craft has become the preeminent decorated digital can provider in the Pacific Northwest. At the same time, our spirits business has made more progress in reaching our goal of profitability than we expected at this point in the year.”

Financial Results

Gross sales for both the three months ending September 30, 2023 and 2022 were flat at $3.1 million, as growth in digital can printing was offset by lower mobile canning and spirits sales.

Gross profit for the three months ending September 30, 2023 increased to $0.5 million from $0.2 million for the three months ending September 30, 2022. Gross margin was 17% for the three months ending September 30, 2023 and 6% for the three months ending September 30, 2022. Craft margins increased sequentially as digital can printing volumes improved through the quarter.

Operating costs for the three months ending September 30, 2023 decreased to $1.2 million from $2.1 million for the three months ending September 30, 2022 primarily due to decreased headcount, professional fees and sponsorship costs. The Company has undertaken a broad restructuring in spirits which has lowered sales and realigned investment to focus on the most profitable spirits brands and regions.

Net loss for the three months ending September 30, 2023 decreased to $2.2 million from $2.7 million, which included $1.3 million resulting from the conversion of debt to equity during the three months ending September 30, 2023. The Company reported adjusted EBITDA of $(0.4) million and $(1.4) million for the three months ending September 30, 2023 and 2022, respectively. (See description of adjusted EBIDTA in “Use of Non-GAAP Measures” below.)

During the nine months ending September 30, 2023, the Company sold 276,167 shares of common stock in at-the-market public placements, with the proceeds used primarily to fund the operations of its digital can printing business.

Balance Sheet

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement with its four principal lenders. The Company issued 296,722 shares of common stock and 200,000 shares of Series C Preferred Stock to a special purpose vehicle owned by the lenders. In exchange, the Company’s debts to the lenders were reduced by a total of $6.5 million. The debt-equity exchange returned the Company’s shareholders’ equity into compliance with Nasdaq listing standards.

Reverse Stock Split

The Company effected a 1-for-20 reverse common stock split on May 12, 2023. All share quantities and per share information in this earnings release have been adjusted to give effect to this reverse stock split.

The Company will give further updates on its earnings conference call.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The final table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Third Quarter 2023 Conference Call Details

Date and Time: Tuesday, November 14, 2023 at 5:00 pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Presentation Information: Slides relating to this earnings release can be found on the Company’s website in the Events and Presentations section of the Investor page at https://www.eastsidedistilling.com/events-and-presentations

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, replay access code #6454584. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for highest quality and taste. Eastside’s Craft Canning + Printing subsidiary is one of the Northwest’s leading independent mobile canning, co-packing and digital can printing businesses.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, as supplemented in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended September 30, 2023, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

Dollars in thousands, except share and per share

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash	$358	$723
Trade receivables, net	1,089	876
Inventories	3,563	4,442
Prepaid expenses and other current assets	739	579
Total current assets	5,749	6,620
Property and equipment, net	4,995	5,741
Right-of-use assets	2,237	2,988
Intangible assets, net	5,473	5,758
Other assets, net	326	369
Total Assets	$18,780	$21,476

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,958	$1,728
Accrued liabilities	709	1,509
Deferred revenue	53	18
Current portion of secured credit facilities, net of debt issuance costs	-	3,442
Current portion of note payable, related party	92	4,598
Current portion of notes payable	486	-
Current portion of lease liabilities	719	991
Other current liability, related party	-	725
Total current liabilities	4,017	13,011
Lease liabilities, net of current portion	1,634	2,140
Secured credit facilities, related party	2,639	-
Secured credit facilities, net of debt issuance costs	319	-
Note payable, related party	-	92
Notes payable, net of current portion	7,517	7,749
Total liabilities	16,126	22,992

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 1,750,000 shares authorized; 1,538,407 and 809,963 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	-
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 Series B shares issued and outstanding as of both September 30, 2023 and December 31, 2022	-	-
Preferred stock, $0.0001 par value; 240,000 shares authorized; 200,000 Series C shares issued and outstanding as of September 30, 2023 and 0 issued and outstanding as of December 31, 2022	-	-
Additional paid-in capital	83,185	73,505
Accumulated deficit	(80,531)	(75,021)
Total stockholders’ equity (deficit)	2,654	(1,516)
Total Liabilities and Stockholders’ Equity (Deficit)	$18,780	$21,476

Eastside Distilling, Inc. and Subsidiaries

For the Three and Nine Months Ended September 30, 2023 and 2022

(Dollars and shares in thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Sales	$3,081	$3,064	$8,717	$11,967
Less customer programs and excise taxes	98	87	220	393
Net sales	2,983	2,977	8,497	11,574
Cost of sales	2,471	2,787	7,318	8,985
Gross profit	512	190	1,179	2,589
Operating expenses:
Sales and marketing expenses	381	702	1,261	2,078
General and administrative expenses	832	1,438	3,390	5,116
(Gain) loss on disposal of property and equipment	(39)	-	(168)	101
Total operating expenses	1,174	2,140	4,483	7,295
Loss from operations	(662)	(1,950)	(3,304)	(4,706)
Other income (expense), net
Interest expense	(207)	(808)	(862)	(1,976)
Loss on debt to equity conversion	(1,321)	-	(1,321)	-
Other income	34	25	90	125
Total other income (expense), net	(1,494)	(783)	(2,093)	(1,851)
Loss before income taxes	(2,156)	(2,733)	(5,397)	(6,557)
Provision for income taxes	-	-	-	-
Net loss	(2,156)	(2,733)	(5,397)	(6,557)
Preferred stock dividends	(38)	(38)	(113)	(113)
Net loss attributable to common shareholders	$(2,194)	$(2,771)	$(5,510)	$(6,670)

Basic net loss per common share	$(2.00)	$(3.59)	$(5.93)	$(8.76)
Basic weighted average common shares outstanding	1,097	772	929	761

Eastside Distilling, Inc. and Subsidiaries

For the Three and Nine Months Ended September 30, 2023 and 2022

(Dollars in thousands)

Segments:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Craft C+P
Sales	$2,232	$1,876	$3,405	$2,505
Net sales	2,177	1,876	3,381	2,405
Cost of sales	1,833	2,000	3,545	2,809
Gross profit	344	(124)	(164)	(404)
Total operating expenses	699	866	1,314	1,947
Net loss	$(350)	$(1,001)	$(1,462)	$(2,272)
Gross margin	16%	-7%	-5%	-17%

Spirits
Sales	$849	$1,188	$3,080	$7,586
Net sales	806	1,101	2,939	7,293
Cost of sales	638	787	1,940	4,176
Gross profit	168	314	999	3,117
Total operating expenses	303	616	1,183	1,963
Net income (loss)	$(110)	$(278)	$(127)	$1,179
Gross margin	21%	29%	34%	43%

Corporate
Total operating expenses	$172	$658	$1,287	$2,519
Net loss	$(1,696)	$(1,454)	$(3,458)	$(4,463)

Adjusted EBITDA Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(2,156)	$(2,733)	$(5,397)	$(6,557)
Add:
Interest expense	207	808	862	1,976
Depreciation and amortization	305	418	1,122	1,104
EBITDA	(1,644)	(1,507)	(3,416)	(3,477)
(Gain) loss on disposal of property and equipment	(39)	-	(168)	101
Loss on debt to equity conversion	1,321	-	1,321	-
Stock compensation	(68)	126	98	646
Adjusted EBITDA	$(430)	$(1,381)	$(2s,162)	$(2,730)

INVESTOR RELATIONS CONTACT: ir@eastsidedistilling.com

This information is being distributed to you by: Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D, Portland, Oregon 97211